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                                                                  EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Dove Audio, Inc.


We consent to the incorporation by reference in the registration statement (No. 333-06059) on Form S-3 of Dove Audio, Inc. and the registration statement (No. 333-06595) on Form S-8 of our report dated June 3, 1996, with respect to the consolidated balance sheet of Four Point Entertainment, Inc. and subsidiaries as of January 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended January 31, 1996 and 1995, which report appears in the Form 10-QSB/A of Dove Audio, Inc. dated July 12, 1996.



                                        KPMG Peat Marwick LLP


Los Angeles, California
July 12, 1996